Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Del Monte Foods Company:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-108625) and Form S-8 (Nos. 333-40867, 333-52226, 333-38394, 333-34280, 333-79315, 333-102702, 333-102700, 333-102006) of Del Monte Foods Company (the Company) of our report dated June 11, 2004, except as to the 3rd paragraph under “Legal Proceedings” of Note 15 which is as of June 30, 2004, relating to the consolidated balance sheets of Del Monte Foods Company and subsidiaries as of May 2, 2004 and April 27, 2003 and the related consolidated statements of income, stockholders’ equity and comprehensive income and cash flows for the years then ended, which report appears in the annual report on Form 10-K of Del Monte Foods Company for the year ended May 2, 2004, and to the reference to our firm under the heading “Selected Financial Data” included therein. Our report refers to a change in the Company’s method for accounting for goodwill and other intangible assets.

/s/    KPMG LLP

San Francisco, California

July 8, 2004